Exhibit 10.39

INTERNATIONAL BATTERY METALS LTD.

2025 OMNIBUS EQUITY INCENTIVE PLAN

1.	Purpose

The purpose of the Plan (as defined below) is to: (i) develop the interest of Service Providers (as defined below) in the growth and development of the Corporation (as defined below) by providing such persons with the opportunity to acquire a proprietary interest in the Corporation; (ii) attract and retain valuable Service Providers to the Corporation with a competitive compensation mechanism; and (iii) align the interests of the Service Providers with those of Shareholders (as defined below) by devising a compensation mechanism which encourages the prudent maximization of value creation for Shareholders and long-term growth. The Plan seeks to achieve these purposes by providing for awards in the form of Options, Restricted Share Units, Performance Share Units, Deferred Share Units, Restricted Share Awards, Stock Appreciation Rights and Dividend-Equivalent Rights (each as defined below).

2.	Definitions

As used in the Plan, the following terms, when capitalized, will have the meanings set out below:

“Account” means a Deferred Share Unit Account, Restricted Share Unit Account or Performance Share Unit Account, as applicable.

“Affiliate” means any Person that, directly or through one or more intermediaries, controls or is controlled by the Corporation, including any Person in which the Corporation owns a significant equity interest, as determined by the Board, provided that an “Affiliate” shall include only those Persons which are “related” to the Corporation, within the meaning of the Tax Act.

“Applicable Withholding Taxes” has the meaning ascribed thereto in Section 9(m)(ii) of the Plan.

“Award” means any Option, Restricted Share Award, Restricted Share Unit, Performance Share Unit, Deferred Share Unit, Stock Appreciation Right or Dividend-Equivalent Right granted under or pursuant to the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document, including acknowledgement provided electronically, evidencing any Award granted under the Plan.

“Beneficiary” means any person designated by a Participant by written instrument filed with the Corporation to receive any amount, securities or property payable under the Plan in the event of a Participant’s death or, failing any such effective designation, the Participant’s estate, provided that a “Beneficiary” in respect of Deferred Share Units granted to a Participant under the Plan shall be limited to an individual who is a dependent or relation of the Participant or the legal representative of the Participant.

“Blackout Expiry Date” has the meaning ascribed thereto in Section 6(a)(v) of the Plan.

“Blackout Restriction Period” means the period during which no Options are permitted to be exercised and no Restricted Share Units, Performance Share Units and a Deferred Share Units are permitted to be redeemed due to trading restrictions imposed by the Corporation in accordance with its trading policies affecting trades by Service Providers in the Corporation’s securities.

“Board” means the board of directors of the Corporation and, for the purposes of matters relating to the administration of the Plan, shall be deemed to include any committee of the Board, including any compensation committee of the Board, to which the Board has delegated such administration.

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“Change in Control” shall mean: (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company or any “person” that is a Control Person as of the date of adoption of this Plan), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then-outstanding shares of Common Share or the combined voting power of the Company’s then-outstanding voting securities; or (iii) the consummation of the sale, lease or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding the foregoing, a transaction or other event described above or in an award agreement may constitute a “Change in Control” for purposes of any Award which is subject to Section 409A of the Code for purposes of earning and vesting, but no payment shall be made thereunder until the earliest of (i) the Change in Control, if such transaction constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such Award would otherwise be settled pursuant to the terms of the Award Agreement, and (iii) the Executive’s “separation from service” within the meaning of Code Section 409A.

“Code” has the meaning set out in Section 6(a)(iv) of the Plan.

“Control Person” has the meaning set forth in the policies of the TSXV

“Corporation” means International Battery Metals Ltd., and includes any corporate successor thereto.

“Consultant” means an individual or a consultant company that:

(a)	is engaged to provide services on a bona fide basis to the Corporation or an Affiliate, other than services provided in relation to a distribution of securities of the Corporation or an Affiliate;

(b)	provides the services under a written contract with the Corporation or an Affiliate; and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the Corporation or an Affiliate.

For the purposes of this definition, “consultant company” means, with respect to an individual consultant, either (i) a company of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner.

“Deferred Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant’s Deferred Share Unit Account pursuant to Section 6(d) of the Plan or as a Dividend-Equivalent Right pursuant to Section 6(e) of the Plan, representing the right to receive one fully paid Share on the date of settlement, in the manner, and subject to the terms contained herein.

“Deferred Share Unit Account” has the meaning set out in Section 6(d)(ii) of the Plan.

“Deferred Share Unit Settlement Date” has the meaning set out in Section 6(d)(iv) of the Plan.

“Director” means a member of the Board or a member of the board of directors of an Affiliate.

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“Dividend-Equivalent Right” means a dividend-equivalent right granted pursuant to Section 6(e) of the Plan.

“Dividend Payment Date” has the meaning set out in Section 6(g)(i) of the Plan.

“Dividend Record Date” has the meaning set out in Section 6(g)(i) of the Plan.

“Employee” means:

(a)	an individual who is considered an employee of the Corporation or an Affiliate under the Tax Act and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source;

(b)	an individual who works full-time for the Corporation or an Affiliate providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or an Affiliate over the details and methods of work as an employee of the Corporation or an Affiliate, as the case may be, but for whom income tax deductions are not made at source; or

(c)	an individual who works for the Corporation or an Affiliate on a continuing and regular basis for a minimum amount of time per week (the number of hours should be disclosed in the related TSX-V submission) providing services normally provided by an employee and who is subject to the same control and direction by the Corporation or an Affiliate over the details and methods of work as an employee of the Corporation or an Affiliate, as the case may be, but for whom income tax deductions are not made at source.

“Employer” means: (1) with respect to a Participant that is an employee or officer, the entity that employs the Participant or that employed the Participant immediately prior to the termination of Participant’s employment; (2) with respect to a Participant who is a director, the entity on whose board the Participant serves or served at the time an Award was granted to the Participant; and (3) with respect to a Participant who is not an Employee, the entity to whom the Participant provides or provided services as an independent contractor; which entity may be in any case, the Corporation or any of its Affiliates.

“ESL” means the employment standards legislation, as amended or replaced, applicable to a Participant who is an Employee.

“Exchange” means the TSX-V or, if the Shares are not listed or posted for trading on such stock exchange at a particular date, any other stock exchange on which the majority of the trading volume and value of the Shares are listed or posted for trading.

“Exchange Policy” means Policy 4.4 – Security Based Compensation of the TSX-V.

“Exercise Period” has the meaning set out in Section 6(a)(iii) of the Plan.

“Exercise Price” has the meaning set out in Section 6(a)(ii) of the Plan.

“Expiry Date” has the meaning set out in Section 6(a)(iii) of the Plan.

“Fair Market Value” means: (1) with respect to any property other than the Shares, Restricted Share Awards, Restricted Share Units, Performance Share Units or Deferred Share Units, the fair market value of that property determined by those methods or procedures as may be established from time to time by the Board, acting reasonably; and (2) with respect to any Shares, Restricted Share Awards, Restricted Share Units, Performance Share Units or Deferred Share Units, the volume weighted average trading price for such Shares or the number of Shares underlying such Restricted Share Awards, Restricted Share Units, Performance Share Units or Deferred Share Units, as applicable, on the Principal Market for the five days preceding the date of reference on which the Shares traded, provided that, where applicable, while the Corporation’s Shares are listed on the TSX-V, the Fair Market Value shall not be less than the minimum price permitted by the TSX-V for the transaction being undertaken. If the Shares did not trade, then the Fair Market Value with respect to the Shares, Restricted Share Awards, Restricted Share Units, Performance Share Units or Deferred Share Units will be determined by the Board, acting reasonably, using any other appropriate method selected by the Board.

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“Freestanding SAR” has the meaning set out in Section 6(e)(ii).

“Insider” has the same meaning as found in the Securities Act (Ontario), as amended, and also includes associates and affiliates of the insider; and “issuances to insiders” includes direct and indirect issuances to insiders or any other person deemed to be an insider under the rules of the Exchange.

“IR Activities” has the same meaning as “Investor Relations Activities” as set forth in Exchange Policy.

“ISOS” has the meaning set out in Section 6(a)(iv) of the Plan.

“Option” means an option to acquire a Share granted pursuant to Section 6(a) or Section 6(e) of the Plan.

“Participant” means any individual Service Provider granted an Award under the Plan or whose Award is stated to be governed by the Plan.

“Participant Compensation” has the meaning set out in Section 6(d)(vi) of the Plan.

“Performance Criteria” means, in respect of a Performance Option, Performance Share Unit or Restricted Share Award, as applicable, that performance criteria determined by the Board as set forth in an Award Agreement provided that such performance criteria shall relate to the performance of the Corporation and/or any of its Affiliates.

“Performance Option” means any Option that is granted to a Participant and is designated as a Performance Option pursuant to Section 6(a)(vii);

“Performance Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant pursuant to Section 6(c) of the Plan or as a Dividend-Equivalent Right pursuant to Section 6(e) of the Plan, representing the right to receive one fully paid Share on the date of settlement, in the manner and subject to the terms contained herein.

“Performance Share Unit Account” has the meaning set out in Section 6(c)(ii) of the Plan.

“Performance Share Unit Settlement Date” has the meaning set out in Section 6(c)(iii) of the Plan.

“Person” means any individual or entity, including a corporation, partnership, association, joint-share corporation, trust, unincorporated organization, or government or political subdivision of a government.

“Plan” means this 2025 Omnibus Equity Incentive Plan, as may be amended from time to time.

“Principal Market” means the principal stock exchange, quotation system or other market on which the Shares are listed upon which has occurred the greatest trading volume of the Shares for the six months (or, to the extent the Shares have not been listed on a specific exchange for at least six months, the next longest period since the Shares were initially listed there) prior to the date of reference; provided, however, that to the extent deemed necessary or appropriate, the Principal Market shall be as determined by the Board in accordance with applicable law, rules and regulations.

“Restricted Share Award” means an Award of Shares pursuant to Section 6(f) of the Plan.

“Restricted Share Unit” means a unit credited by means of a bookkeeping entry on the books of the Corporation to a Participant pursuant to Section 6(b) of the Plan or as a Dividend-Equivalent Right pursuant to Section 6(e) of the Plan, representing the right to receive one fully paid Share on the date of settlement, in the manner and subject to the terms contained herein.

“Restricted Share Unit Account” has the meaning set out in Section 6(b)(ii) of the Plan.

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“Restricted Share Unit Settlement Date” has the meaning set out in Section 6(b)(iv) of the Plan.

“Retirement” means the Participant ceasing to be an Employee after attaining a stipulated age in accordance with the Company’s retirement policy or earlier with the Company’s consent.

“Retirement Date” means the date on which a Participant ceases to be an Employee due to the Retirement of the Participant.

“RSU Service Year(s)” has the meaning set out in Section 6(b)(iii) of the Plan.

“Rule 16b-3” means Rule 16b-3 under Section 16(b) of the U.S. Securities Act as then in effect or any successor provision.

“Service Providers” means the Directors, officers, bona fide Employees and bona fide Consultants of the Corporation and/or any parent company or subsidiary of the Corporation.

“Settlement Date” means, in respect of a Deferred Share Unit, the Deferred Share Unit Settlement Date, in respect of a Performance Share Unit, the Performance Share Unit Settlement Date and in respect of a Restricted Share Unit, the Restricted Share Unit Settlement Date.

“Shareholders” means the holders of the Shares from time to time.

“Shares” means any or all, as applicable, of the common shares in the capital of the Corporation and any other shares of the Corporation as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made pursuant to Section 4(c) of the Plan, and any other shares of the Corporation or any Affiliate or any successor that may be so designated by the Board.

“Share Units” means Deferred Share Units, Performance Share Units and Restricted Share Units, including any Dividend-Equivalent Rights granted with respect to a Deferred Share Unit, Performance Share Unit and/or Restricted Share Unit.

“SAR” or “Stock Appreciation Right” means a right granted to a Participant pursuant to Section 6(e) of the Plan.

“Supplement” has the meaning set out in Schedule A.

“Tandem SAR” has the meaning set out in Section 6(e)(ii).

“Tax Act” means the Income Tax Act (Canada) and the regulations thereto, as amended from time to time.

“Termination Date” means:

(a)	in the case of an Employee whose employment or term of office with the Corporation or an Affiliate terminates (regardless of whether the termination is lawful or unlawful, with or without cause, and whether it is the Employee or the Corporation or the Affiliate that initiates the termination), the later of: (i) if and only to the extent required to comply with the minimum standards of the ESL, the date that is the last day of any applicable minimum statutory notice period applicable to the Participant pursuant to the ESL, if any; and (ii) the date that is designated by the Corporation or an Affiliate, as the last day of the Participant’s employment or term of office with the Corporation or the Affiliate provided that in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given;

(b)	in the case of a Director who ceases to hold office in the circumstances set out in Section 7(a)(iii), the date upon which the Participant ceases to hold office;

(c)	in the case of a Consultant whose consulting agreement or arrangement with the Corporation or an Affiliate terminates in the circumstances set out in Section 7(a)(iii), the date that is designated by the Corporation or the Affiliate as the date on which the Participant’s consulting agreement or arrangement is terminated; or

(d)	in the event that the Participant’s death occurs prior to the date determined pursuant to (a), (b) or (c) above, as applicable, the date of the Participant’s death.

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“Triggering Event” has the meaning set out in Section 6(d)(iii) of the Plan.

“TSX-V” means the TSX Venture Exchange.

“U.S. Participant” means a Participant who is a citizen or resident of the United States (including its territories, possessions and all areas subject to the jurisdiction) and any other Participants whose Awards under the Plan are subject to U.S. federal income tax.

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Vested Award” means an Award which has become vested in accordance with the provisions of the Plan and applicable Award Agreement or in respect of which the vesting date has been accelerated pursuant to Sections 4(d), 7, or 9(a)of the Plan.

“Vested Deferred Share Unit” means a Deferred Share Unit which has vested.

“Vested Option” means an Option which has vested.

“Vested Performance Share Unit” means a Performance Share Unit which has vested.

“Vested Restricted Share Unit” means a Restricted Share Unit which has vested.

3.	Administration

(a)	The Plan will be administered by the Board, or a committee of the Board which shall, from time to time, at its sole and absolute discretion: (i) interpret and administer the Plan and Award Agreements; (ii) establish, amend and rescind any rules and regulations relating to the Plan and Award Agreements; and (iii) make any other determinations that the Board deems necessary or desirable for the administration of the Plan and Award Agreements. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan and any Award Agreement in the manner and to the extent the Board deems, in its sole and absolute discretion, necessary or desirable. Any decision of the Board with respect to the administration and interpretation of the Plan and any Award Agreement shall be final, conclusive and binding on all parties concerned.

(b)	Notwithstanding any other provision of the Plan, Awards granted to U.S. Participants will also be governed by the additional terms and conditions set forth in Schedule “A” hereto.

(c)	To the extent required by applicable law, rule or regulation, if this Plan is administered by a committee of the Board, it is intended that each member of such committee shall qualify as a “non-employee director” under Rule 16b-3. If it is later determined that one or more members of such committee of the Board do not so qualify, actions taken by such committee prior to such determination shall be valid despite such failure to qualify.

(d)	Subject to the terms of the Plan and applicable law, the Board may delegate to one or more officers or managers of the Corporation or any Affiliate, or to a committee of such officers or managers, the authority, subject to such terms and limitations as the Board will determine to grant, cancel, modify, waive rights with respect to, alter, discontinue, suspend, or terminate Awards, except that such delegation shall not be applicable to any Award for a person then subject to Section 16 of the U.S. Securities Act.

(e)	For Awards granted to employees, consultants or management company employees, the Corporation and the Participant must represent to the appropriate stock exchange that the proposed Participant is a bona fide employee, consultant or management company employee, as the case may be.

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4.	Shares Available for Awards

(a)	Shares Available.

(i)	Maximum Number of Shares Available. Subject to adjustment as provided in this Section 4, the maximum aggregate number of Shares that may be available and reserved for issuance, at any time, under the Plan, together with any other Security Based Compensation Arrangement (as defined in the Exchange Policy) adopted by the Corporation, including the Predecessor Plans, shall be fixed at 62,394,66 shares, inclusive of Shares that may become available for issuance under the Plan pursuant to Section 4(a)(ii) being twenty percent (20%) of the issued and outstanding Shares on the effective date of the Plan (the “Reserve”).

(ii)	Calculating the Number of Shares in the Reserve. Subject to the maximum number of Shares in the Reserve described in Section 4(a)(i), the number of Shares in the Reserve will be calculated as follows:

(A)	each time any Awards are granted, the number of Shares in the Reserve will be reduced by the number of Awards so granted on the date of the grant;

(B)	each time any Awards expire or are cancelled, terminated, surrendered or forfeited for any reason, the number of Shares in the Reserve will be increased by the number of Awards so expired, cancelled, terminated, surrendered or forfeited on the date thereof; and

(C)	each time any outstanding awards previously granted by an acquired corporation are assumed by the Corporation under the Plan, the number of Shares in the Reserve will be reduced by the number of awards so assumed;

provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other Awards may be counted or not counted under procedures adopted by the Board in order to avoid double counting.

(b)	Maximum Shares Available for Specific Individuals and Groups.

(i)	The maximum number of Shares available for issuance pursuant to the exercise or settlement, as applicable, of Awards granted under the Plan and awards granted under all of the Corporation’s other security based compensation arrangements in any 12 month period to any one Participant shall not exceed, in aggregate, 5% of the total issued and outstanding Shares calculated at the time the last Award is made unless the Corporation has obtained disinterested shareholder approval pursuant to the Exchange Policy and if such disinterested shareholder approval is obtained, this limit is increased to 10%, all subject to Section 4(a)(ii) and the adjustments provided in Section 4(c).

(ii)	The maximum number of securities of the Corporation issuable to insiders at any time under the Plan and under all of the Corporation’s other security based compensation arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding securities, subject to Section 4(a)(ii) and the adjustments provided in Section 4(c).

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(iii)	The maximum number of securities of the Corporation issued to insiders within any one year period under the Plan and all of the Corporation’s other security based compensation arrangements, shall not exceed 10% of the Corporation’s total issued and outstanding securities, subject to Section 4(a)(ii) and the adjustments provided in Section 4(c).

(iv)	Notwithstanding any other provisions of the Plan, and for so long as the Corporation’s Shares are listed on the TSX-V but subject to the limit set forth in Section 4(b)(v), the aggregate number of Shares reserved for Awards granted to any one Consultant within a twelve (12) month period shall not exceed 2% of the issued and outstanding Shares at the time of the grant of Award.

(v)	Notwithstanding any other provisions of the Plan, and for so long as the Corporation’s Shares are listed on the TSX-V the aggregate number of Shares reserved for issuance pursuant to Options granted within any twelve (12) month period to persons retained to provide IR Activities shall not exceed 2% of the issued and outstanding Shares at the time of the grant of the Award. Persons who provide IR Activities are not eligible to receive any types of Awards other than Options.

(c)	Adjustments. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, share dividend, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Corporation, issuance of warrants or other rights to purchase Shares or other securities of the Corporation, or other similar corporate transactions or events affect the Shares (which affect is not adequately dealt with under any applicable section of the Plan) such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and any Awards granted under the Plan, then the Board, in any manner as it may deem equitable, subject to, if applicable, approval of the Principal Market and, while the Corporation’s Shares are listed on the TSX-V, the TSX-V, will adjust any or all of: (i) the number and kind of Shares or other securities which thereafter may be made the subject of Awards; (ii) the number and kind of Shares or other securities subject to outstanding Awards; and (iii) the Fair Market Value or the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares will always be a whole number. Notwithstanding the foregoing, any adjustments made pursuant to this Section 4(c) shall be such that the “in-the-money” value of any Option granted hereunder shall not be increased and that all Options, Deferred Share Units, Restricted Share Units, Performance Share Units, Restricted Share Awards and Stock Appreciation Rights are continuously governed by section 7 of the Tax Act.

(d)	Change in Control. If a Change in Control occurs, then unless otherwise provided in the Award Agreement or a written employment contract between the Corporation and a Participant and except as otherwise set out in this Section 4(d), the Board, in its sole discretion, may provide that: (i) the successor corporation or entity will assume each Award or replace it with a substitute Award on terms substantially similar to the existing Award; (ii) the Awards will be surrendered for a cash payment made by the successor corporation or entity equal to the Fair Market Value thereof; (iii) that any or all outstanding Options, Share Units, SARs and Restricted Share Awards be accelerated to provide that such outstanding Options, Share Units, SARs and Restricted Share Awards shall be fully vested and exercisable prior to or contemporaneously with the completion of the transaction resulting in the Change in Control provided that the Board shall not, in any case, authorize the exercise of Options pursuant to this Section beyond the Expiry Date of the Options; or (iv) any combination of the foregoing will occur, provided that the replacement of any Option with a substitute Option shall, at all times, comply with the provisions of subsection 7(1.4) of the Tax Act, and the replacement of any Award with a substitute Option, substitute Deferred Share Unit, substitute Restricted Share Unit, substitute Performance Share Unit, substitute SARs or substitute Restricted Share Award shall be such that the substitute Award shall continuously be governed by Section 7 of the Tax Act. While the Corporation is listed on TSX-V, an adjustment to Awards granted in accordance with this Section 4(d) on the occurrence of a Change in Control are subject to prior approval by the TSX-V.

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5.	Eligibility

Any Service Provider shall be eligible to be designated a Participant; provided, however, that Service Providers providing IR Activities are only entitled to receive Option Awards; and provided, further, however, that no Person shall be eligible to be designated a Participant if such Person is, or is an Associate or Affiliate (each, for purposes of this Section 5, as defined in the Exchange Policy) of, a beneficial owner of more than 10% of the common shares in the capital of the Corporation.

6.	Awards

(a)	Options. The Board may grant to a Participant an option to purchase a Share (each, an “Option”) which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board determines at the time of the grant:

(i)	Award Agreement. Each Option shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Exercise Price. The purchase price per Share purchasable under an Option (the “Exercise Price”) will be determined by the Board and set out in the Award Agreement; provided, that the Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant of that Option.

(iii)	Time and Method of Exercise. Subject to the terms of Section 7 of the Plan, the Board will determine the vesting conditions, the time or times at which an Option may be exercised (the “Exercise Period”) in whole or in part, the date of expiry of the Exercise Period (the “Expiry Date”) and the method or methods by which, and the form or forms in which payment of the Exercise Price with respect thereto may be made. While the Corporation is listed on the TSX-V, the Exercise price can only be paid in cash, certified cheque or bank draft or as provided for in Section 6(a)(iv). However, the Expiry Date of any Option that is granted will not be more than ten years after the date the Option is granted.

(iv)	Net Exercise. Notwithstanding Section 6(a)(iii) and subject to prior approval by the Board, a Participant, other than a person providing IR Activities to the Corporation, may elect to surrender for cancellation to the Corporation any vested Option (other than an incentive stock options (“ISOs”) qualifying under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)). The Corporation will issue to the Participant, as consideration for the surrender of the Option, that number of Shares (rounded down to the nearest whole number) as determined in accordance with the formula below. The Corporation may elect to forego any deduction in accordance with subsection 110(1.1) of the ITA and any provincial equivalent:

X	=	Y(A-B)
A
where:

	X =	The number of Shares to be issued to the Participant as consideration for the surrender of an Option under this Section 6(a)(iv);

	Y =	The number of vested Shares with respect to the vested portion of the Option to be surrendered for cancellation;

	A =	The most recently determined Fair Market Value per Share; and

	B =	The Exercise Price.

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(v)	Cashless Exercise. Notwithstanding Section 6(a)(iii) and subject to prior approval by the Board, the Corporation may make an arrangement with a brokerage firm pursuant to which the brokerage firm will loan money to a Participant to purchase the Shares underlying the Options in accordance with Section 4.8(d)(i) of the Exchange Policy; provided, however, that under no circumstances shall the Corporation provide or be deemed to provide a loan to the Participant for such purposes.

(vi)	Blackout Restriction Periods. If the Expiry Date for an Option occurs during a Blackout Restriction Period applicable to the relevant Participant, then the Expiry Date for that Option shall be the date that is the 10th business day after the expiry date of the Blackout Restriction Period (the “Blackout Expiry Date”). This Section 6(a)(v) applies to all Options outstanding under the Plan.

(vii)	Performance Options. The Board may, at the time an Option is granted to a Participant under the Plan, designate such Option as a Performance Option and in the event that Options are designated as Performance Options, such Performance Options shall vest based in whole or in part on the Performance Criteria set forth in the applicable Award Agreement.

(viii)	Vesting of Options. No Option may be exercised by a Participant unless it is fully vested. Subject to the provisions of this Plan, Options shall vest, and thereafter be exercisable as otherwise determined by the Board in its discretion as set out in individual option agreements.

(ix)	Exchange Hold Period. While the Corporation’s Shares are listed on the TSX-V, all Options granted that are subject to the provisions of Section 4.10 of the Exchange Policy shall be legended with the applicable resale restrictions.

(b)	Restricted Share Units. The Board may grant to a Participant Restricted Share Units each of which will consist of the right to receive one Share as at the date of settlement, subject to the terms of any applicable Award Agreement, and which are subject to such restrictions as the Board may impose, which restrictions may lapse separately or in combination at any time or times, in such installments or otherwise, as the Board may deem appropriate. The Board may impose any conditions or restrictions on the vesting or settlement of Restricted Share Units as it may deem appropriate subject to the minimum vesting provided for in Section 6(b)(iv).

(i)	Award Agreement. Each Restricted Share Unit shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Restricted Share Unit Account. An Account, to be known as a “Restricted Share Unit Account,” shall be maintained by the Corporation for each Participant. On the date of grant, the Account will be credited with the Restricted Share Units granted to a Participant on that date.

(iii)	RSU Service Year(s). At the time of grant of a Restricted Share Unit, the Board shall specify the year(s) of service of the Participant in respect of which the Restricted Share Unit is granted (the “RSU Service Year(s)”).

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(iv)	Settlement of Restricted Share Units. Subject to the terms of Section 7 of the Plan, after any Restricted Share Units become Vested Restricted Share Units, on the date determined by the Board in its sole discretion (the “Restricted Share Unit Settlement Date”) that is a minimum of one year from the date of grant of the Restricted Share Units, such Vested Restricted Share Units shall be redeemed and, subject to Section 9(m), one Share shall be issued from the treasury of the Corporation to the Participant or the Participant’s Beneficiary, as applicable, for each of such Vested Restricted Share Units.

(v)	Blackout Restriction Periods. If the Restricted Share Unit Settlement Date for a Restricted Share Unit occurs during a Blackout Restriction Period applicable to the relevant Participant then the Restricted Share Unit Settlement Date for that Restricted Share Unit shall be the date that is the 10th business day after the expiry date of the Blackout Restriction Period. This Section 6(b)(v) applies to all Restricted Share Units outstanding under the Plan.

(c)	Performance Share Units. The Board may grant to a Participant Performance Share Units each of which will consist of the right to receive one Share as at the date of settlement, subject to the terms of any applicable Award Agreement, and which are subject to such restrictions as the Board may impose, which restrictions may lapse separately or in combination at any time or times, in such installments or otherwise, as the Board may deem appropriate. The Board may impose any conditions or restrictions on the vesting or settlement of Performance Share Units as it may deem appropriate.

(i)	Award Agreement. Each Performance Share Unit shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Performance Share Unit Account. An Account, to be known as a “Performance Share Unit Account,” shall be maintained by the Corporation for each Participant. On the date of grant, the Account will be credited with the Performance Share Units granted to a Participant on that date.

(iii)	Settlement of Performance Share Units. Subject to the terms of Section 7 of the Plan, after any Performance Share Units become Vested Performance Share Units, on the date set by the Board in its sole discretion (the “Performance Share Unit Settlement Date”) that is a minimum of one year from the date of grant of the Restricted Share Units, such Vested Performance Share Units shall be redeemed and, subject to Section 9(m), one Share shall be issued from the treasury of the Corporation to the Participant or the Participant’s Beneficiary, as applicable, for each such Vested Performance Share Units.

(iv)	Blackout Restriction Periods. If the Performance Share Unit Settlement Date for a Performance Share Unit occurs during a Blackout Restriction Period applicable to the relevant Participant then the Performance Share Unit Settlement Date for that Performance Share Unit shall be the date that is the 10th business day after the expiry date of the Blackout Restriction Period. This Section 6(c)(iv) applies to all Performance Share Units outstanding under the Plan.

(v)	Performance Criteria. The Performance Share Units shall vest based in whole or in part on the Performance Criteria set forth in the applicable Award Agreement. Notwithstanding any other provision of the Plan, but subject to the limits described in Sections 3 and 4 hereof and any other applicable requirements of the Principal Market and, while the Corporation’s Shares are listed on the TSX-V, the TSX-V or other regulatory authority, the Board reserves the right to make, in the applicable Award Agreement or otherwise, any additional adjustments to the number of Shares to be issued pursuant to any Performance Share Units if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan.

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(d)	Deferred Share Units. The Board may grant to non-Employee members of the Board Deferred Share Units, which may have all of the rights and restrictions that may be applicable to Restricted Share Units or Performance Share Units, except that the Deferred Share Units may not be redeemed until the Participant has ceased to hold all offices, employment and directorships with the Corporation and all affiliates (within the meaning of that term in para. 8 of Interpretation Bulletin IT-337R4, Retiring Allowances (Consolidated), or any successor publication thereto) of the Corporation.

(i)	Award Agreement. Each Deferred Share Unit shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Deferred Share Unit Account. An Account, to be known as a “Deferred Share Unit Account” shall be maintained by the Corporation for each Participant. On the date of grant, the Account will be credited with the Deferred Share Units granted to a Participant, other than Deferred Share Units granted in accordance with Section 6(d)(vi) below on that date and all such Deferred Share Units shall be Vested Deferred Share Units on the first anniversary of the date of grant.

(iii)	No Payment until Cessation of Employment. Notwithstanding any other provision of the Plan, no payment shall be made in respect of a Deferred Share Unit until after the earliest time of: (i) the Participant’s death; or (ii) the latest time that the Participant ceases to be an employee, officer or director of the Corporation or any affiliate (which, for purposes of this Section 6(d)(iii) has the meaning set out in para. 8 of Interpretation Bulletin IT-337R4, Retiring Allowances [Consolidated], or any successor publication thereto) of the Corporation (such time is referred to as the “Triggering Event”).

(iv)	Settlement of Deferred Share Units. After the occurrence of a Triggering Event in respect of a Participant, on December 15 of the calendar year commencing immediately after the date of the Triggering Event, or such other date determined by the Board, in its sole discretion (the “Deferred Share Unit Settlement Date”), the Vested Deferred Share Units credited to the Participant’s Deferred Share Unit Account shall be redeemed and, subject to Section 9(m), one Share shall be issued from treasury of the Corporation to the Participant or the Participant’s Beneficiary, as applicable, for each of such Vested Deferred Share Units. All payments in respect of a Deferred Share Unit shall, subject to Section 6(d)(v), be made no later than December 31st of the year commencing immediately after the occurrence of the Triggering Event.

(v)	Blackout Restriction Periods. If the Deferred Share Unit Settlement Date for a Deferred Share Unit occurs during a Blackout Restriction Period applicable to the relevant Participant, then the Deferred Share Unit Settlement Date for that Deferred Share Unit shall be the date that is the 10th business day after the expiry date of the Blackout Restriction Period. This Section 6(d)(v) applies to all Deferred Share Units outstanding under the Plan.

(vi)	Conversion of Compensation into Deferred Share Units. Subject to such rules, regulations and conditions as the Board, in its sole discretion, may impose, a Participant may elect, irrevocably, no later than December 15th of the calendar year preceding the year in which the election is to be effective, to have all or a portion of Participant’s ordinary cash compensation (the “Participant Compensation”) to be paid by Participant’s Employer to such Participant for services to be performed in the calendar year following the date of the election, satisfied by way of Deferred Share Units credited to Participant’s Deferred Share Unit Account (with the remainder to be received in cash), by completing and delivering to the Corporation an initial written election, in such form as may be approved by the Board. Such election shall set out the percentage of such Participant’s compensation that the Participant wishes to be satisfied in the form of Deferred Share Units (with the remaining percentage to be paid in cash), within the limitations of this Section 6(d)(vi), for the calendar year for which the election is made and for subsequent years unless the Participant amends Participant’s election pursuant to this Section 6(d)(vi). All Deferred Share Units granted pursuant to an election under this Section 6(d)(vi) shall be immediately Vested Deferred Share Units except that, for so long as the Corporation’s Shares are listed on the TSX-V, the Corporation shall impose the minimum vesting requirements set out in the Exchange Policy of one year or such lesser period as the TSX-V may permit.

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(A)	A Participant may initiate or change the percentage of Participant’s Participant Compensation to be satisfied in the form of Deferred Share Units for any subsequent calendar year by completing and delivering to the Corporation a new written election no later than December 15 of the calendar year immediately preceding the calendar year to which the Participant Compensation relates.

(B)	Notwithstanding anything in this Section 6(d)(vi), an election can only be made during the time periods prescribed by the Board or otherwise in accordance with Corporation policy; provided that no election will be permitted to be made or altered after December 31th of the calendar year immediately preceding the year in which the election is to be effective.

(C)	Any election made by a Participant under this Section 6(d)(vi) shall designate the percentage, if any, of the Participant Compensation that is to be satisfied in the form of Deferred Share Units, all such designations to be in increments of five percent (5%).

(D)	A Participant’s election received by the Corporation under this Section 6(d)(vi) shall be irrevocable and shall continue to apply with respect to Participant’s Compensation for any subsequent calendar year unless the Participant amends Participant’s election under this Section 6(d)(vi).

(E)	Where there is no election that complies with this Section 6(d)(vi) in effect for a Participant for a particular calendar year, such Participant shall be deemed to have elected to receive Participant’s Participant Compensation for the applicable calendar year in cash.

(F)	If the Corporation does not have sufficient Shares reserved pursuant to Section 4(a)(i) to settle Participant Compensation in Shares, the Corporation must pay such Participant Compensation in cash or through market purchases. While the Corporation’s Shares are listed on the TSX-V, the Corporation will comply with Section 4.14 of the Exchange Policy if applicable.

(e)	Stock Appreciation Rights. The Board may grant to a Participant Stock Appreciation Rights, which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board determines at the time of the grant:

(i)	Award Agreement. Each SAR shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Types of SARs Authorized. SARs may be granted in tandem with all or any portion of a related Option (a “Tandem SAR”) or may be granted independently of any Option (a “Freestanding SAR”). A Tandem SAR may only be granted concurrently with the grant of the related Option.

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(iii)	Exercise Price. The exercise price for each SAR will be determined by the Board and set out in the Award Agreement; provided that (A) the exercise price per Share subject to a Tandem SAR shall be the exercise price per Share under the related Option and (B) the exercise price per Share subject to a Freestanding SAR shall be not less than the Fair Market Value of a Share on the date of grant of the SAR.

(iv)	Exercisability and Term of SARs.

(A)	Tandem SARs. Tandem SARs shall be exercisable only at the time and to the extent, and only to the extent, that the related Option is exercisable, subject to such provisions as the Board may specify where the Tandem SAR is granted with respect to less than the full number of Shares subject to the related Option. The Board may, in its discretion, provide in any Award Agreement evidencing a Tandem SAR that such SAR may not be exercised without the advance approval of the Corporation and, if such approval is not given, then the Option shall nevertheless remain exercisable in accordance with its terms. A Tandem SAR shall terminate and cease to be exercisable no later than the date on which the related Option expires or is terminated or cancelled. Upon the exercise of a Tandem SAR with respect to some or all of the Shares subject to such SAR, the related Option shall be cancelled automatically as to the number of Shares with respect to which the Tandem SAR was exercised. Upon the exercise of an Option related to a Tandem SAR as to some or all of the Shares subject to such Option, the related Tandem SAR shall be cancelled automatically as to the number of Shares with respect to which the related Option was exercised.

(B)	Freestanding SARs. Freestanding SARs. Freestanding SARs shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Board and set forth in the Award Agreement evidencing such SAR; provided, however, that no Freestanding SAR shall be exercisable after the expiration of ten years after the effective date of grant of such SAR. Subject to the foregoing, unless otherwise specified by the Board in the grant of a Freestanding SAR, each Freestanding SAR shall terminate ten years after the effective date of grant of the SAR, unless earlier terminated in accordance with its provisions.

(v)	Exercise of SARs. Upon the exercise (or deemed exercise pursuant to Section 6(e)(vi)) of a SAR, the Participant (or the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death) shall be entitled to receive payment of an amount for each share with respect to which the SAR is exercised equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price. Payment of such amount shall be made (a) in the case of a Tandem SAR, solely in Shares in a lump sum upon the date of exercise of the SAR and (b) in the case of a Freestanding SAR, in cash, Shares, or any combination thereof as determined by the Board, in a lump sum upon the date of exercise of the SAR. When payment is to be made in Shares, the number of shares to be issued shall be determined on the basis of the Fair Market Value of a Share on the date of exercise of the SAR. For purposes of Section 6(e), a SAR shall be deemed exercised on the date on which the Corporation receives notice of exercise from the Participant or as otherwise provided in Section 6(e)(vi).

(vi)	Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

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(f)	Restricted Share Awards. The Board may grant to a Participant Restricted Share Awards, which will contain the following terms and conditions and any additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board determines at the time of the grant:

(i)	Award Agreement. Each Restricted Share Award shall be evidenced by an Award Agreement containing the applicable terms and conditions required in the Plan and such other terms and conditions not inconsistent with the Plan as the Corporation, in its sole discretion, may deem appropriate.

(ii)	Types of Restricted Share Awards Authorized. Restricted Share Awards may be granted upon such conditions as the Board may determine, including, without limitation, upon the attainment of one or more Performance Criteria.

(iii)	Performance Criteria. A Restricted Share Award that is subject to Performance Criteria shall vest based in whole or in part on the Performance Criteria set forth in the applicable Award Agreement. Notwithstanding any other provision of the Plan, but subject to the limits described in Sections 3 and 4 hereof and any other applicable requirements of the Principal Market and, while the Corporation’s Shares are listed on the TSX-V or other regulatory authority, the Board reserves the right to make, in the applicable Award Agreement or otherwise, any additional adjustments to the number of Shares to be issued pursuant to any Restricted Share Awards if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan.

(iv)	Vesting and Restrictions on Transfer. Shares issued pursuant to any Restricted Share Award may be made subject to vesting conditions based upon the satisfaction of such service requirements, conditions, restrictions or performance criteria, including, without limitation, Performance Criteria as shall be established by the Board and set forth in the Award Agreement evidencing such Award. During any period in which shares acquired pursuant to a Restricted Share Award remain subject to vesting conditions, such shares may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of other than pursuant to a Change in Control or as provided in Section 9(f). Upon request by the Corporation, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of Shares hereunder and shall promptly present to the Corporation any and all certificates representing Shares acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions. For so long as the Corporation’s Shares are listed on the TSX-V, the Corporation shall impose the minimum vesting requirements set out in the Exchange Policy of one year or such lesser period as the TSX-V may permit.

(v)	Voting Rights; Dividends and Distributions. Except as provided in Section 6(f)(iv) and any Award Agreement, the Board may impose limitations or restrictions on the right to vote a Share underlying a Restricted Share Award or the right to receive any dividend, distributions, Dividend-Equivalent Rights or any other right in respect of any Shares underlying a Restricted Share Award, which limitations or restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

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(g)	Dividend-Equivalent Rights. The Board may grant to eligible Participants the rights described below as Dividend-Equivalent Rights.

(i)	Unless otherwise determined by the Board in its sole discretion or as may otherwise be set out in the applicable Award Agreement, on the payment date for cash dividends paid on Shares (the “Dividend Payment Date”), each Participant’s Restricted Share Unit Account, Performance Share Unit Account and/or Deferred Share Unit Account, as applicable, shall be credited with additional Restricted Share Units, Performance Share Units or Deferred Share Units, as applicable, in respect of Restricted Share Units, Performance Share Units or Deferred Share Units, as applicable, credited to and outstanding in the Participant’s Account(s) as of the record date for payment of such dividends (the “Dividend Record Date”). The number of such additional Restricted Share Units, Performance Share Units or Deferred Share Units, as applicable, to be credited to the Participant’s Account(s) will be calculated (to two decimal places) by dividing the total amount of the dividends that would have been paid to such Participant if the Restricted Share Units, Performance Share Units or Deferred Share Units, as applicable, in the Participant’s Account (including fractions thereof), as of the Dividend Record Date, were Shares, by the Fair Market Value of a Share on the Dividend Payment Date. The terms and conditions of any such additional Restricted Share Units, Performance Share Units or Deferred Share Units shall be identical to the underlying Restricted Share Units, Performance Share Units or Deferred Share Units held by such Participant.

(ii)	Notwithstanding anything else in this Section 6(g), no additional Restricted Share Units, Performance Share Units or Deferred Share Units will be credited or granted pursuant to this Section 6(g) where the Dividend Record Date relating to dividends falls after the Participant ceases to be a Service Provider.

(iii)	If the Corporation does not have sufficient Shares reserved pursuant to Section 4(a)(i) to settle Dividend-Equivalent Rights in Shares, the Corporation must pay such Dividend-Equivalent Rights in cash or through market purchases. While the Corporation’s Shares are listed on the TSX-V, the Corporation will comply with Section 4.14 of the Exchange Policy if applicable.

(iv)
(h)	Vesting. Notwithstanding any other provisions of the Plan so long as the Corporation’s Shares are listed on the TSX-V, Options granted to persons retained to provide IR Activities shall vest at least over a period of twelve (12) months from the effective date of the Plan, with no more than one quarter (1/4) of such Awards vesting in any three (3) month period therein. The Board may impose such other restrictions or limitations or requirements upon the exercise of Awards as the Board, in its sole and absolute discretion, may determine on the date of grant.

7.	Cessation of Employment and Forfeitures

Except as otherwise provided in the applicable Award Agreement or a written employment contract between the Corporation and a Participant, and subject to any express resolution passed by the Board or exercise of discretion by the Board, and further subject to the conditions that no Option may be exercised in whole or in part after the expiration of the period specified in the applicable Award Agreement and that no settlement can be made in respect of a Restricted Share Unit, Performance Share Unit or Deferred Share Unit other than during the time periods specified in Sections 6(b), 6(c) and 6(d) of the Plan:

(a)	if, prior to the expiry of any Options, a Participant ceases to be a Service Provider:

(i)	by reason of the death or long-term disability (as reasonably determined by the Board) of such Participant, then:

(A)	all outstanding unvested Options granted to such Participant shall immediately and automatically vest; and

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(B)	only such Participant or the person or persons to whom such Participant’s rights under the Options pass by such Participant’s will or applicable law shall have the right to exercise part or all of such Participant’s outstanding and vested Options (including, for greater certainty, any Options which are deemed to vest in accordance with Section 7(a)(i)(A)) at any time up to and including (but not after) the earlier of: (i) the date which is up to twelve (12) months following the Termination Date (as reasonably determined by the Corporation) of such Participant; or (ii) the Expiry Date(s) of such Options unless otherwise determined by the Board at its discretion (provided, however, that no options shall remain exercisable for more than twelve (12) months following the Termination Date);

(ii)	by reason of Retirement, then (A) all Options vested shall be eligible to be exercised for 12 months from the Retirement Date and (B) all Options unvested shall continue to vest and be exercisable for the term of such Award; provided, however, that so long as the Corporation is listed on the TSX-V, such Options shall continue to vest and be subject to exercise for no longer than 12 months from the Retirement Date;

(iii)	by reason of termination for lawful cause or where a consulting arrangement is terminated for breach of the agreement then all Options, whether vested or unvested, granted to a Participant shall, unless otherwise provided, immediately and automatically terminate on the Termination Date unless otherwise determined by the Board at its discretion (provided, however, that no options shall remain exercisable for more than twelve (12) months following the Termination Date); or

(iv)	for any reason, other than as provided in Section 7(a)(i), 7(a)(iii) or 7(a)(iii), then:

(A)	all outstanding unvested Options granted to such Participant shall, unless otherwise provided, immediately and automatically terminate; and

(B)	such Participant shall have the right to exercise part or all of Participant’s or outstanding vested Options at any time up to and including (but not after) the earlier of: (i) the date which is ninety (90) days following the Termination Date; and (ii) the Expiry Date(s) of the vested Option unless otherwise determined by the Board at its discretion (provided, however, that no options shall remain exercisable for more than twelve (12) months following the Termination Date); and

(b)	if, prior to the Settlement Date of any Performance Share Units or any Restricted Share Units or the vesting date of a Restricted Share Award, a Participant ceases to be a Service Provider:

(i)	for any reason whatsoever including, without limitation, termination of Participant’s employment with or without cause or voluntary resignation, but excluding the circumstances described in Sections 7(b)(ii) and 7(b)(iii), then all Performance Share Units and all Restricted Share Units of such Participant shall be immediately forfeited upon the Termination Date, all rights of the Participant under the Plan shall terminate and no cash shall be payable at any time in lieu of such forfeited Performance Share Units and Restricted Share Units;

(ii)	by reason of death, long term disability or for any other reason as may be specifically approved by the Board, other than for a termination of Participant’s employment with cause, all unvested Performance Share Units and all Restricted Share Units shall vest on the date of the Participant’s death or within 60 days following the date on which the Participant is determined to be totally disabled, provided that the period of time during which the Participant or Participant’s estate can make a claim pursuant to this Section may not exceed one year from the Participant’s death; and

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(iii)	by reason of Retirement, the Award shall continue with respect to such Participant’s Performance Share Units and Restricted Share Units and the Participant shall be entitled to redeem and receive payment for such Performance Share Units and Restricted Share Units that such Participant is entitled to on each applicable Settlement Date in accordance with the terms of the Plan; provided, however, that so long as the Corporation is listed on the TSX-V, such Award shall continue for no longer than 12 months from the Termination Date; and provided further, however, that in the event that any Restricted Share Units or Performance Share Units are subject to performance criteria, the Board shall consider the extent of satisfaction of such performance criteria in determining the number of Restricted Share Units or Performance Share Units subject to the other paragraphs in this Section 7, if a Termination Date occurs prior to the expiry of an Option, prior to the Settlement Date of any Performance Share Unit or Restricted Share Unit or prior to the vesting date of any Restricted Share Award, whether or not such termination is with or without notice, adequate notice or legal notice or is with or without legal or just cause, the Participant’s rights shall be strictly limited to those provided for in this Section 7, or as otherwise provided in the applicable Award Agreement or written employment contract between the Participant and the Corporation, and, without limiting the generality of the foregoing, in the event that an Option is not vested and exercised prior to the applicable deadline in Section 7(a), a Performance Share Unit or Restricted Share Unit is not vested and redeemed prior to the applicable deadline in Section 7(b), or a Restricted Share Award is not vested prior to the applicable deadline in Section Error! Reference source not found., such Award shall be forfeited and all rights of the P articipant under the Plan to such Award shall terminate immediately after the deadline has passed and no cash shall be payable at any time in lieu of such forfeited Award. Unless otherwise specifically provided in writing, the Participant shall have no claim to or in respect of any Award which may have or would have vested had due notice of termination of employment been given nor shall the Participant have any entitlement to damages or other compensation in respect of any Award or loss of profit or opportunity which may have or would have vested or accrued to the Participant if such wrongful termination or dismissal had not occurred or if due notice of termination had been given. This provision shall be without prejudice to the Participant’s rights to seek compensation for lost employment income or lost employment benefits (other than those accruing under or in respect of the Plan) in the event of any alleged wrongful termination or dismissal; and

(c)	the transfer of a Service Provider from the Corporation to a subsidiary, from a subsidiary to the Corporation or from one subsidiary to another subsidiary, shall not be considered a cessation of employment or services, nor shall it be considered a cessation of employment if an Employee is placed on such other leave of absence or transition arrangement which is considered by the Corporation as continuing intact the employment relationship for the same period. In the case of a leave of absence or transition arrangement, the employment relationship shall be continued until the date when an Employee’s right to employment with the Corporation or a subsidiary is terminated by operation of law or by contract, except that in the event the Employee chooses not to renew active employment at the end of any leave of absence or transition arrangement, the employment relationship shall be deemed to have ceased at the beginning of the leave of absence or transition arrangement.

8.	Amendments and Adjustments

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	Amendments to the Plan. Subject to the requirements of applicable law, rules and regulations, the Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any Shareholder, Participant, other holder or Beneficiary of an Award, or other Person; provided, however, that, subject to the Board’s rights to adjust Awards under Sections 8(c) and (d), any amendment, alteration, suspension, discontinuation, or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be, such consent not to be unreasonably withheld; and provided further, however, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the Shareholders (which while listed on the TSX-V shall be disinterested approval), no amendment, alteration, suspension, discontinuation, or termination will be made that would:

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(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4;

(ii)	reduce the exercise price of Awards granted to Insiders of the Corporation or extend the term of any Award;

(iii)	have the effect of cancelling any Awards and concurrently reissuing such Awards on different terms;

(iv)	remove or exceed the Insider participation limits in Sections 4(b)(ii) and 4(b)(iii);

(v)	increase limits imposed on the participation of Directors that are not officers or employees of the Corporation;

(vi)	otherwise cause the Plan to cease to comply with any tax or regulatory requirement, including for these purposes any approval or other requirement;

(vii)	have the effect of amending this Section 8(a);

(viii)	modify or amend the provisions of the Plan in any manner which would permit Awards, including those previously granted, to be transferable or assignable in a manner otherwise than as provided for by Section 9(e); or

(ix)	change the eligible Service Providers under the Plan which would have the potential of broadening or increasing Insider participation.

Without limitation to the generality of the foregoing, Shareholder approval will not be required for any of the following types of amendments:

(x)	amendments of a “housekeeping” nature; or

(xi)	a change to the termination provisions of Options which does not entail an extension beyond the original Expiry Date.

(b)	Amendments to Awards. The Board may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award previously granted, prospectively or retroactively; provided, however, that, subject to the Board’s rights to adjust Awards under Sections 8(c) and (d), any amendment, alteration, suspension, discontinuation, cancellation or termination that would impair the rights of any Participant or holder or Beneficiary of any Award previously granted, will not to that extent be effective without the consent of the Participant or holder or Beneficiary of an Award, as the case may be as well as all applicable regulatory approvals, including, where required, the approval of the TSX-V.

(c)	Adjustment of Awards upon Certain Acquisitions. In the event the Corporation or any Affiliate assumes outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Board may, subject to, if applicable, approval of the Principal Market and, while the Corporation’s Shares are listed on the TSX-V, the TSX-V, make any adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it deems appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

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(d)	Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to, if applicable, approval of the Principal Market and, while the Corporation’s Shares are listed on the TSX-V, the TSX-V, the Board is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Sections 4(c) and 4(d)) affecting the Corporation, any affiliate, or the financial statements of the Corporation or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that those adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

9.	General Provisions

(a)	Acceleration. Notwithstanding anything else herein contained, the Board may, in its sole discretion, at any time permit the acceleration of vesting of any or all Awards with the exception that while the Corporation’s Shares are listed on the TSX-V, amendments of Awards granted to those performing IR Activities must be approved by the Exchange.

(b)	No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

(d)	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Corporation or an Affiliate upon the grant, exercise, surrender, payment or settlement of an Award may be made in such form or forms as the Board will determine, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments. While the Corporation is listed on the TSX-V, Awards may only be settled by the issuance of Shares or by cash or a combination thereof.

The Board may provide for financing broker dealers (including payment by the Corporation of commissions) and may establish procedures (including broker dealer assisted cashless exercise) for payment of Applicable Withholding Taxes.

For greater certainty: (i) Awards that are specified in the applicable Award Agreement to be settled solely in cash shall not be an Award for the purposes of the calculations in Section 4(a)(i); (ii) in the case of an Award Agreement that is amended by the Corporation (and, if applicable, the Participant) in accordance with the Plan and the Award Agreement to provide for settlement of some or all of the applicable Award in cash, the Award subject to such amendment shall cease to be an Award for the purposes of the calculations in Section 4(a)(i) and the Reserve will be increased by the number of Awards that are the subject of such amendment; and (iii) in the case of an Award Agreement that is amended by the Corporation (and, if applicable, the Participant) in accordance with the Plan and the Award Agreement to provide for settlement of some or all of the applicable Award in Shares, the Reserve will be decreased by the number of Awards that are the subject of such amendment. Unless otherwise determined in the applicable Award Agreement, in the circumstances set out in (i) and (ii) above, all other terms of the Plan and the Award Agreement shall be interpreted to refer to the settlement of the applicable Award in cash in lieu of Shares.

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(e)	Clawback/Recoupment. Any Award granted pursuant to the Plan will be subject to mandatory repayment or forfeiture, as applicable, by the Participant to the Corporation to the extent the Participant is, or in the future becomes, subject to (i) any Corporation “clawback” or recoupment policy adopted by the Board, or (ii) any law, rule, regulation or Exchange requirement which imposes mandatory recoupment, under the circumstances set forth in any such law, rule, regulation or requirement.

(f)	Limits on Transfer of Awards.

(i)	No Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will, by the laws of descent or by the designation of a Beneficiary by a Participant and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance will be void and unenforceable against the Corporation or any Affiliate.

(ii)	Each Award, and each right under any Award, will be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

(g)	U.S. Securities Law. No Awards shall be granted to a U.S. Participant unless such securities are registered under the U.S. Securities Act and any applicable state securities laws or an exemption from such registration is available. Any Awards issued to a U.S. Participant pursuant to an exemption from registration under the U.S. Securities Act will be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing securities underlying Awards granted to a U.S. Participant pursuant to an exemption from registration under the U.S. Securities Act and applicable state securities laws shall bear a legend restricting transfer under applicable United States federal and state securities laws substantially in the following form:

(i)	“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF INTERNATIONAL BATTERY METALS LTD. (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS, PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

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(ii)	For Options, include:

“THE OPTIONS REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE OPTIONS REPRESENTED HEREBY MAY NOT BE EXERCISED IN THE UNITED STATES OR BY, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON OR A PERSON IN THE UNITED STATES, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES LAWS AND APPLICABLE STATE SECURITIES LAWS. AS USED HEREIN, THE TERMS “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS ASCRIBED TO THEM IN REGULATION S UNDER THE U.S. SECURITIES ACT.”

(h)	Terms of Awards. Subject to the terms of the Plan, the term of each Award will be for such period as may be determined by the Board; provided, however, that the term of any Award of Options shall not exceed a period of ten years from the date of its grant.

(i)	Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the grant, exercise, surrender, payment or settlement thereof will be subject to any stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of Canadian securities regulators, the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable federal, state, provincial or territorial securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)	Delivery of Shares or Other Securities and Payment by Participant of Consideration. No Shares or other securities will be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Corporation. Such payment may be made by such method or methods and in such form or forms as the Board will determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof; provided that the combined value, as determined by the Board, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Corporation, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Corporation. Except as expressly provided for herein, while the Corporation’s Shares are listed on the TSX-V, payment of all applicable amounts must be in cash only.

(k)	No Shareholder Rights. Except as provided by the terms of a Restricted Share Award in accordance with Section 6(f), under no circumstances shall Options, Restricted Share Units, Performance Share Units, Deferred Share Units, Dividend-Equivalent Rights, SARs or any other Award made under the Plan be considered Shares or other securities of the Corporation, nor shall they entitle any Participant to exercise voting rights or any other rights attaching to the ownership of Shares or other securities of the Corporation, including, without limitation, voting rights, entitlement to receive dividends or other distributions or rights on liquidation, nor shall any Participant be considered the owner of Shares by virtue of any Award.

(l)	No Right to Awards. No Participant or other Person will have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(m)	Taxes and other Withholdings.

(i)	Neither the Corporation nor any Affiliate is liable for any tax or other liabilities or consequences imposed on any Participant (or any Beneficiary) as a result of the granting or crediting, holding, exercise, surrender or settlement of any Awards under this Plan, whether or not such costs are the primary responsibility of the Corporation or Affiliate. It is the responsibility of the Participant (or Beneficiary) to complete and file any tax returns which may be required under any applicable tax laws within the period prescribed by such laws.

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(ii)	The Corporation or any Affiliate is authorized to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant such amount as may be necessary so as to ensure the Corporation and any Affiliate will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions (the “Applicable Withholding Taxes”), and to take any other action as may be necessary in the opinion of the Corporation or Affiliate, acting reasonably, to satisfy all obligations for the payment of those Applicable Withholding Taxes, including, for greater certainty, requiring a Participant, as a condition to the exercise or settlement of an Award, to pay or reimburse the Corporation or Affiliate, as applicable, for any Applicable Withholding Taxes. The Corporation or Affiliate may sell any Shares withheld, in such manner and on such terms as it deems appropriate, and shall apply the proceeds of such sale to the payment of Applicable Withholding Taxes or other amounts, and shall not be liable for any inadequacy or deficiency in the proceeds received or any amounts that would have been received, had such Shares been sold in a different manner or on different terms. While the Corporation’s Shares are listed on the TSX-V the Corporation shall ensure that nothing in this provision supercedes the requirements set out in the Exchange Policy or has the effect of reducing the Exercise Price of any Options.

(n)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan will prevent the Corporation or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(o)	Collection of Personal Information. Each Participant shall provide the Corporation and the Board with all information they require in order to administer the Plan. The Corporation and the Board may from time to time transfer or provide access to such information to a third party service provider for purposes of the administration of the Plan provided that such service providers will be provided with such information for the sole purpose of providing such services to the Corporation. By participating in the Plan, each Participant acknowledges that information may be so provided and agrees to its provision on the terms set forth herein. Except as specifically contemplated in this Section 9(o), the Corporation and the Board shall not disclose the personal information of a Participant except: (i) in response to regulatory filings or other requirements for the information by a governmental authority with jurisdiction over the Corporation; (ii) for the purpose of complying with a subpoena, warrant or other order by a court, person or body having jurisdiction to compel production of the information; or (iii) as otherwise required by law. In addition, personal information of Participants may be disclosed or transferred to another party during the course of, or completion of, a Change in Control of, or the grant of a security interest in, all or a part of the Corporation or its Affiliates including through an asset or share sale, or some other form of business combination, merger or joint venture, provided that such party is bound by appropriate agreements or obligations.

(p)	No Right to Employment. The grant of an Award will not be construed as giving a Participant the right to be retained in the employ, as an officer or Director of the Corporation or any Affiliate. Further, the Corporation or an Affiliate may at any time dismiss a Participant from employment, as an officer or Director, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(q)	No Right to Consultancy. The grant of an Award will not be construed as giving a Participant the right to be retained as an independent contractor of the Corporation or any Affiliate.

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(r)	Neutral Gender. In this Plan, words importing the masculine gender include feminine and vice versa and words importing the singular include the plural and vice versa.

(s)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario.

(t)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award under any law deemed applicable by the Board, that provision will be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, that provision will be stricken as to that jurisdiction, Person or Award and the remainder of the Plan and any such Award will remain in full force and effect.

(u)	No Trust or Fund Created. The Plan shall be unfunded in all respects. Neither the Plan nor any Award will create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Corporation or any Affiliate pursuant to an Award, that right will be no greater than the right of any unsecured general creditor of the Corporation or any Affiliate.

(v)	No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan or any Award, and, except as otherwise provided, the Board will determine whether cash, other securities, or other property will be paid or transferred in lieu of any fractional Shares or whether those fractional Shares or any rights thereto will be canceled, terminated, or otherwise eliminated.

(w)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Those headings will not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision of the Plan.

10.	Effective Date of Plan

The Plan is effective December 17, 2025 (Date of TSXV final approval)

Supplement to Omnibus Equity Incentive Plan for United States Participants

1.	General. This supplement (the “Supplement”) to the 2025 Omnibus Equity Incentive Plan, as such plan may be amended from time to time (the “Plan”) shall apply to Participants who are resident for tax purposes in the United States (the “U.S. Participants”). In the event of any inconsistency between the Plan and this Supplement, the terms and conditions of this Supplement shall control and govern Awards granted to U.S. Participants, except to the extent necessary to ensure that a U.S. Participant who is also subject to taxation under the Tax Act in respect of Awards granted under the Plan is not subject to material adverse tax consequences under the Tax Act. Capitalized terms not defined in this Supplement shall have the meaning given to such terms in the Plan, the terms and conditions of which are herein incorporated by reference.

2.	Governing Tax Law. References in the Plan to Section 7 of the Tax Act shall not apply to any Award granted to a U.S. Participant. Awards granted to U.S. Participants generally shall be subject to the requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	Award Agreement. Unless otherwise determined by the Board, the Award Agreement evidencing an Award granted to a U.S. Participant shall set forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the U.S. Participant’s termination of service, and the Corporation’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

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4.	Options. At the time of grant, the Board shall specify in the Award Agreement evidencing an Option the vesting schedule and period during which such U.S. Participant has right to exercise the Option, in whole or in part, and the Board may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. At any time after grant of an Option, the Board may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests, provided that while the Corporation’s Shares are listed on the TSX-V, the TSX-V also approves such amendments where required under its policies.

5.	Restricted Share Units. At the time of grant, the Board shall specify in the Award Agreement evidencing a Restricted Share Unit Award the date or dates on which the Restricted Share Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. At any time after grant of a Restricted Share Unit Award, the Board may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which a Restricted Share Unit Award vests provided that while the Corporation is listed on the TSX-V, the minimum vesting period shall be one year from the date of grant.

6.	Performance Share Units. At the time of grant, the Board shall specify in the Award Agreement evidencing a Performance Share Unit Award the date or dates on which the Performance Share Units shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. At any time after grant of a Performance Share Unit Award, the Board may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which a Performance Share Unit Award vests, provided that, while the Corporation is listed on the TSX-V, the minimum vesting period shall be one year from the date of grant.

7.	Deferred Share Units. At the time of grant, the Board shall specify in the Award Agreement evidencing a Deferred Share Unit Award the date or dates on which the Deferred Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, Performance Criteria, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. The Board shall also specify the terms and conditions relating to the deferral and distribution (Settlement) of the Deferred Share Units, including, without limitation, the date(s) on which the Deferred Share Units shall be distributed (including whether such distribution dates shall be elected by the U.S. Participant), subject to the requirements of Section 409A of the Code. For so long as the Corporation’s Shares are listed on the TSX-V, all grants of Deferred Share Units shall be subject to the minimum vesting requirements of the Exchange Policy of one year or such lesser period as the TSX-V may permit.

8.	Dividend-Equivalent Rights. To the extent that the Board determines to grant Dividend-Equivalent Rights, such dividend equivalents shall be converted to cash or additional Shares or Share units by such formula and at such time and subject to such restrictions and limitations as may be determined by the Board. Such Dividend-Equivalent Rights shall satisfy the requirements of Section 409A of the Code.

9.	Restricted Share Awards. At the time of grant, the Board shall specify in the Award Agreement evidencing a Restricted Share Award the date or dates on which the Restricted Share Award shall become fully vested and non-forfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. At any time after grant of a Restricted Share Award, the Board may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which a Restricted Share Award vests, provided that while the Corporation is listed on the TSX-V, the minimum vesting period shall be one year from the date of grant.

10.	Stock Appreciation Rights. At the time of grant, the Board shall specify in the Award Agreement evidencing a Stock Appreciation Right the vesting schedule and period during which such U.S. Participant has right to exercise the Stock Appreciation Right, in whole or in part, and the Board may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based upon the U.S. Participant’s duration of service to the Corporation or any Affiliate, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Board. At any time after grant of a Stock Appreciation Right, the Board may, in its sole discretion, and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests, provided that while the Corporation’s Shares are listed on the TSX-V, the TSX-V also approves such amendments where required under its policies.

11.	Section 409A of the Code. To the extent that the Board determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and United States Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of the Plan. Notwithstanding any provision of the Plan or any Award Agreement to the contrary, in the event that following the effective date the Board determines that any Award may be subject to Section 409A of the Code and related United States Department of Treasury guidance (including such United States Department of Treasury guidance as may be issued after the effective date of the Plan), the Board may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related United States Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A of the Code.

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